Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter and Full Year Ended December 31, 2023

Q4 2023 HIGHLIGHTS
•Total revenue of $477 million grew 5%1
•Total recurring revenue grew 7%1
•Net income of $123 million grew 36%
•Total EBITDA of $210 million grew 8%
•Cash flow from operating activities of $86 million grew 107%
•Repurchased 1 million shares for $28 million
•Expect 7-9% revenue growth in 2024

Omaha, NE — February 29, 2024 — ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical, real-time payments software, announced financial results today for the quarter and full year ended December 31, 2023.
"2023 was another year of progress for ACI, with steady revenue growth and improving margins," said Thomas Warsop, president and CEO of ACI Worldwide. "In the Bank segment, we saw particular strength in our real-time payments and anti-fraud product lines, and our Bank recurring revenue continues to accelerate, which positions us very well for 2024 and beyond. Our Biller business is also performing well as we benefit from new customer onboarding and interchange improvement efforts put in place last year."
"We are also pleased to welcome two new members to our already-strong board of directors: Katrinka McCallum, who spent many years at SaaS software company Red Hat; and Juan Benitez, the former President of GoFundMe and GM of Braintree Payments," Warsop added. "Katrinka and Juan will provide great support as we expand our SaaS businesses and use of artificial intelligence, things both of them have overseen before. Looking forward, our pipeline is strong, and we are focused and optimistic about our growth acceleration."
FINANCIAL SUMMARY
In Q4 2023, revenue was $477 million, up 5% from Q4 2022. Recurring revenue of $275 million in Q4 was up 7% from Q4 20221. Net income was $123 million versus $90 million in Q4 2022. Adjusted EBITDA in Q4 2023 was $210 million, up 8% from Q4 2022. Cash flow from operating activities in Q4 2023 was $86 million, up 107% compared to Q4 2022.
•Bank segment revenue increased 3% in Q4 2023, while Bank segment recurring revenue, consisting of maintenance and SaaS revenue, grew 8%, and Bank segment adjusted EBITDA grew 1% versus Q4 20221.
•Merchant segment revenue improved throughout the year, as expected, growing 4% in Q4 20231. Merchant segment adjusted EBITDA increased 2% versus Q4 20221.

•Biller segment revenue increased 9% in Q4 2023. Biller segment adjusted EBITDA increased 60% versus Q4 2022, driven by new customer onboarding and progress with our interchange improvement program.
Full-year 2023 total revenue was $1.45 billion, up 5% from 2022 adjusted for FX and the divestiture1. Recurring revenue of $1.1 billion in 2023 was up 8% from 20221. Net income was $122 million in 2023. After adjusting for the gain on the divestiture of our Corporate Online Banking business, this was a 7% increase from 2022. Total adjusted EBITDA in 2023 was $395 million compared to $373 million in 2022, up 10%1. Cash flow from operating activities in 2023 was $169 million, up 18% compared to 2022.
ACI ended 2023 with $164 million in cash on hand and a debt balance of $1 billion, which represents a net debt leverage ratio of 2.2x, down from 2.4x last quarter. For 2023, the company repurchased approximately 1 million shares for $28 million in capital and repurchased an additional 2 million shares for $62 million in capital year-to-date in 2024. The company has $110 million remaining available on the share repurchase authorization.
2024 GUIDANCE
For the full year of 2024, we expect revenue growth to be in the 7% to 9% range on a constant currency basis, or in the range of $1.547 billion to $1.576 billion. We expect adjusted EBITDA to be in the range of $418 million to $428 million with net adjusted EBITDA margin expansion. For Q1 2024, we expect revenue to be between $300 million and $310 million and adjusted EBITDA of $25 million to $30 million. This excludes one-time costs to implement certain efficiency strategies.

1 Adjusted for foreign currency fluctuations and the divestiture of Corporate Online Banking in September 2022

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (800) 715-9871 and conference code 3153574.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2024.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) our positioning for 2024 and beyond, (ii) benefits from new customer onboarding and interchange improvement efforts put in place last year, (iii) new board members providing great support as we expand our SaaS businesses and use of artificial intelligence, (iv) our pipeline strength and focus and optimism about our growth acceleration, and (v) statements regarding Q1 2024 and full year 2024 revenue and adjusted EBITDA financial guidance.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$164,239	$124,981
Receivables, net of allowances	452,337	403,781
Settlement assets	723,039	540,667
Prepaid expenses	31,479	28,010
Other current assets	35,551	17,366
Total current assets	1,406,645	1,114,805
Noncurrent assets
Accrued receivables, net	313,983	297,818
Property and equipment, net	37,856	52,499
Operating lease right-of-use assets	34,338	40,031
Software, net	108,418	129,109
Goodwill	1,226,026	1,226,026
Intangible assets, net	195,646	228,698
Deferred income taxes, net	58,499	53,738
Other noncurrent assets	63,328	67,171
TOTAL ASSETS	$3,444,739	$3,209,895
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$45,964	$47,997
Settlement liabilities	721,164	539,087
Employee compensation	53,892	45,289
Current portion of long-term debt	74,405	65,521
Deferred revenue	59,580	58,303
Other current liabilities	82,244	102,645
Total current liabilities	1,037,249	858,842
Noncurrent liabilities
Deferred revenue	24,780	23,233
Long-term debt	963,599	1,024,351
Deferred income taxes, net	40,735	40,371
Operating lease liabilities	29,074	33,910
Other noncurrent liabilities	25,005	36,001
Total liabilities	2,120,442	2,016,708
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	712,994	702,458
Retained earnings	1,394,967	1,273,458
Treasury stock	(674,896)	(665,771)
Accumulated other comprehensive loss	(109,470)	(117,660)
Total stockholders’ equity	1,324,297	1,193,187
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,444,739	$3,209,895

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues
Software as a service and platform as a service	$223,172	$205,800	$849,147	$802,880
License	178,543	179,874	321,224	348,134
Maintenance	51,632	48,902	205,068	200,045
Services	23,216	17,229	77,140	70,842
Total revenues	476,563	451,805	1,452,579	1,421,901
Operating expenses
Cost of revenue (1)	181,689	178,699	719,211	696,071
Research and development	34,636	31,963	140,758	146,311
Selling and marketing	34,473	32,019	132,639	134,812
General and administrative	24,515	29,441	117,190	114,194
Depreciation and amortization	28,934	31,460	122,373	126,678
Total operating expenses	304,247	303,582	1,232,171	1,218,066
Operating income	172,316	148,223	220,408	203,835
Other income (expense)
Interest expense	(19,845)	(16,179)	(78,486)	(53,193)
Interest income	3,757	3,342	14,215	12,547
Other, net	(2,107)	(2,355)	(8,510)	43,446
Total other income (expense)	(18,195)	(15,192)	(72,781)	2,800
Income before income taxes	154,121	133,031	147,627	206,635
Income tax expense	31,505	42,803	26,118	64,458
Net income	$122,616	$90,228	$121,509	$142,177
Income per common share
Basic	$1.13	$0.81	$1.12	$1.25
Diluted	$1.12	$0.81	$1.12	$1.24
Weighted average common shares outstanding
Basic	108,703	111,077	108,497	113,700
Diluted	109,147	111,354	108,857	114,238

(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$122,616	$90,228	$121,509	$142,177
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	5,017	6,129	23,739	23,181
Amortization	23,918	25,330	98,634	104,147
Amortization of operating lease right-of-use assets	2,430	2,740	11,620	11,036
Amortization of deferred debt issuance costs	908	1,126	4,323	4,561
Deferred income taxes	21,122	10,662	(4,085)	1,603
Stock-based compensation expense	7,010	7,869	24,547	29,753
Gain on divestiture	—	—	—	(38,452)
Other	(247)	545	1,921	3,028
Changes in operating assets and liabilities, net of impact of divestiture:
Receivables	(105,010)	(137,961)	(62,998)	(132,194)
Accounts payable	3,423	10,777	(3,775)	7,730
Accrued employee compensation	11,025	711	8,146	(3,161)
Deferred revenue	(1,699)	3,390	2,705	(2,977)
Other current and noncurrent assets and liabilities	(4,770)	19,869	(57,769)	(7,051)
Net cash flows from operating activities	85,743	41,415	168,517	143,381
Cash flows from investing activities:
Purchases of property and equipment	(968)	(4,980)	(8,924)	(13,103)
Purchases of software and distribution rights	(6,282)	(8,396)	(28,853)	(26,790)
Proceeds from divestiture	—	—	—	100,139
Net cash flows from investing activities	(7,250)	(13,376)	(37,777)	60,246
Cash flows from financing activities:
Proceeds from issuance of common stock	697	780	2,819	3,581
Proceeds from exercises of stock options	3,594	2,792	6,726	4,584
Repurchase of stock-based compensation awards for tax withholdings	(946)	(1,163)	(5,149)	(6,983)
Repurchases of common stock	(27,587)	(115,603)	(27,587)	(206,537)
Proceeds from revolving credit facility	59,000	95,000	134,000	180,000
Repayment of revolving credit facility	(64,000)	—	(115,000)	(75,000)
Repayment of term portion of credit agreement	(19,475)	(14,606)	(73,031)	(85,431)
Payments on or proceeds from other debt, net	(4,293)	(2,017)	(16,766)	(12,123)
Payments for debt issuance costs	—	—	(2,160)	—
Net increase (decrease) in settlement assets and liabilities	(10,769)	6,765	(15,404)	26,849
Net cash flows from financing activities	(63,779)	(28,052)	(111,552)	(171,060)
Effect of exchange rate fluctuations on cash	573	(1,977)	4,961	(2,037)
Net increase (decrease) in cash and cash equivalents	15,287	(1,990)	24,149	30,530
Cash and cash equivalents, including settlement deposits, beginning of period	223,534	216,662	214,672	184,142
Cash and cash equivalents, including settlement deposits, end of period	$238,821	$214,672	$238,821	$214,672
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$164,239	$124,981	$164,239	$124,981
Settlement deposits	74,582	89,691	74,582	89,691
Total cash and cash equivalents	$238,821	$214,672	$238,821	$214,672

Adjusted EBITDA (millions)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income	$122.6	$90.2	$121.5	$142.2
Plus:
Income tax expense (benefit)	31.5	42.8	26.1	64.5
Net interest expense	16.1	12.8	64.3	40.6
Net other (income) expense	2.1	2.4	8.5	(43.4)
Depreciation expense	5.0	6.1	23.7	23.2
Amortization expense	23.9	25.3	98.6	104.1
Non-cash stock-based compensation expense	7.0	7.9	24.5	29.8
Adjusted EBITDA before significant transaction-related expenses	$208.2	$187.5	$367.2	$361.0
Significant transaction-related expenses:
CEO transition	—	3.6	—	3.6
Cost reduction strategies	1.3	—	21.0	—
European datacenter migration	0.2	2.4	2.8	5.8
Other	—	0.4	4.4	3.0
Adjusted EBITDA	$209.7	$193.9	$395.4	$373.4
Revenue, net of interchange:
Revenue	$476.6	$451.8	$1,452.6	$1,421.9
Interchange	106.1	111.2	421.1	406.6
Revenue, net of interchange	$370.5	$340.6	$1,031.5	$1,015.3

Net adjusted EBITDA Margin	57%	57%	38%	37%

Segment Information (millions)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue
Banks	$254.9	$247.0	$616.1	$638.6
Merchants	43.0	40.8	150.6	153.9
Billers	178.7	164.0	685.9	629.4
Total	$476.6	$451.8	$1,452.6	$1,421.9
Recurring revenue
Banks	$58.2	$53.6	$229.4	$232.9
Merchants	37.9	37.1	138.9	140.6
Billers	178.7	164.0	685.9	629.4
Total	$274.8	$254.7	$1,054.2	$1,002.9
Segment adjusted EBITDA
Banks	$188.2	$186.3	$355.5	$371.0
Merchants	17.5	16.8	44.3	49.0
Billers	42.2	26.4	142.3	107.4

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Three Months Ended December 31,
	2023		2022
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$1.12	$122.6	$0.81	$90.2
Adjusted for:
Significant transaction-related expenses	0.01	1.1	0.04	4.9
Amortization of acquisition-related intangibles	0.06	6.4	0.06	6.4
Amortization of acquisition-related software	0.03	3.5	0.04	4.5
Non-cash stock-based compensation	0.05	5.3	0.05	6.0
Total adjustments	$0.15	$16.3	$0.19	$21.8
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.27	$138.9	$1.00	$112.0

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Years Ended Years Ended December 31,
	2023		2022
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$1.12	$121.5	$1.24	$142.2
Adjusted for:
Gain on divestiture	—	—	(0.26)	(29.2)
Significant transaction-related expenses	0.19	21.1	0.08	9.6
Amortization of acquisition-related intangibles	0.24	25.7	0.24	27.0
Amortization of acquisition-related software	0.14	15.5	0.16	18.6
Non-cash stock-based compensation	0.17	18.7	0.20	22.6
Total adjustments	$0.74	$81.0	$0.42	$48.6
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.86	$202.5	$1.66	$190.8

Recurring Revenue (millions)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
SaaS and PaaS fees	$223.2	$205.8	$849.1	$802.9
Maintenance fees	51.6	48.9	205.1	200.0
Recurring revenue	$274.8	$254.7	$1,054.2	$1,002.9

New Bookings (millions)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Annual recurring revenue (ARR) bookings	$28.8	$40.2	$73.5	$109.7
License and services bookings	106.5	91.8	239.2	204.7